UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 982-8588

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Tvia, Inc. (the “Company”) entered into the Company’s form of executive severance agreement with Keith P. Yee in connection with his appointment as Chief Financial Officer on November 1, 2006. In accordance with the Company’s form of executive severance agreement, upon a change of control of the Company, as defined in the agreement, the unvested portion of Mr. Yee’s options to purchase Company shares will vest immediately as to 25%. If Mr. Yee’s employment with the Company is terminated involuntarily or if he resigns for good reason, as defined in the Company’s form of executive severance agreement, within two years of a change in control, all of Mr. Yee’s options to purchase Company shares will vest in full and he will receive the equivalent of nine months of his then current salary payable monthly thereafter. The Company’s form of executive severance agreement provides that Mr. Yee must execute a general release of claims against the Company arising out of his employment or the termination thereof to receive the benefits described above.

On November 2, 2006, the Compensation Committee of the Board of Directors granted Mr. Yee an incentive stock option to purchase 162,000 common shares, which vests as to 54,000 shares annually subject to certain annual criteria related to his performance as Chief Financial Officer. If the annual performance criteria is not met for a particular year, Mr. Yee will forfeit all right to receive the portion of the option that would have vested if the performance criteria were met. This option was granted outside of the Company’s Amended and Restated 2000 Stock Option Plan (the “Plan”). A copy of Mr. Yee’s incentive option agreement is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2006, the Company appointed Keith P. Yee as Chief Financial Officer (principal financial and accounting officer) and Secretary of the Company. Mr. Yee has also been appointed Secretary of the Company. Pursuant to the terms of his offer letter, Mr. Yee will receive an annual salary of $210,000. In connection with his appointment, on November 2, 2006, the Compensation Committee of the Board of Directors granted Mr. Yee an option to purchase 398,000 common shares under the Plan, this option vests as to 25% of the shares on the first anniversary of the date of grant and as to 1/48th of the remaining shares monthly thereafter.

Prior to joining the Company, Mr. Yee served as the director of finance at Atheros Communications, Inc. from September 2005 to October 2006. From April 2000 to September 2005, Mr. Yee was the corporate controller of Tripath Technology Inc. Previously, Mr. Yee, 48, served as an audit senior manager at Ernst & Young LLP and Price Waterhouse LLP. Mr. Yee holds a B.A. honors degree in accounting from Exeter University in England and is a certified public accountant.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Keith Yee Incentive Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
(Registrant)
Date	November 7, 2006
		By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer